UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JPMorgan Institutional Trust

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JPMORGAN INSTITUTIONAL TRUST

JPMorgan Intermediate Bond Trust

JPMorgan Core Bond Trust

(each, a “Fund” and collectively, the “Funds”)

Supplement dated August 11, 2021

to the Statement of Additional Information dated June 28, 2021, as supplemented

The purpose of this supplement is to announce the intention of the JPMorgan Institutional Trust (the “Trust”) to achieve a unified board with common membership across the Trust and the following other open-end registered investment companies, which are also advised by J.P. Morgan Investment Management Inc.:

JPMorgan Trust I, JPMorgan Trust II, JPMorgan Trust IV, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust, JPMorgan Insurance Trust, Undiscovered Managers Funds, and J.P. Morgan Exchange-Traded Fund Trust (collectively, the “J.P. Morgan Funds,” the respective boards of which, the “J.P. Morgan Fund Boards”).

The Board of Trustees of the Trust has nominated and proposed for election the following sixteen individuals and plans to hold a special shareholder meeting to propose that its shareholders elect them to serve as the Trust’s new Board of Trustees (the “Election”):

John F. Finn, Stephen P. Fisher, Gary L. French, Kathleen M. Gallagher, Robert J. Grassi, Frankie D. Hughes, Raymond Kanner, Thomas P. Lemke, Lawrence R. Maffia, Mary E. Martinez, Marilyn McCoy, Dr. Robert A. Oden, Jr., Marian U. Pardo, Emily A. Youssouf, Robert F. Deutsch, and Nina O. Shenker (the “Nominees”).

In conjunction with the Election, the J.P. Morgan Fund Boards are proposing that the J.P. Morgan Funds’ shareholders elect the same sixteen nominees to their boards, which, if successful, will result in a unified board structure across all of the aforementioned open-end registered investment companies.

Information regarding the proposed Election of a unified board, including the participants in the solicitation of proxies and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy materials to be filed with the Securities and Exchange Commission (“SEC”). Shareholders should read the proxy statement when it is available because it contains important information. The proxy statement will be mailed to shareholders of record, and shareholders will also be able to access the proxy statement, and any other relevant documents, on the SEC’s website at www.sec.gov once filed. The proxy statement also will be available at www.proxyvote.com and a paper copy can be obtained at no charge by calling 1-800-690-6903.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT

WITH THE STATEMENT OF ADDITIONAL INFORMATION

FOR FUTURE REFERENCE

SUP-SAI-IBTCBT-821